Exhibit 10.11

Shareholder Undertaking Letter

I, Zhen Ba, a [REDACTED] citizen, with ID number of [REDACTED], (i) hold registered capital of RMB236,302.87 in Beijing Quhuo Technology Co., Ltd. (the “Quhuo Technology”) with a corresponding 9.6547% equity interest in Quhuo Technology; and (ii) signed the Exclusive Call Option Agreement, the Power of Attorney and the Equity Interest Pledge Agreement with Beijing Quhuo Information Technology Co., Ltd. and other shareholders of Quhuo Technology on August 23, 2019 (The foregoing agreements and any subsequent written amendment, supplement or confirmation (if any) made by the parties thereto are hereinafter collectively referred to as the “Quhuo VIE Agreements”).

In order to promote and complete the listing of QUHUO LIMITED’s equity on the U.S. stock exchange, I hereby confirm and irrevocably undertake that:

1.	Undertakings on death or other accidents

With respect to the equity interest of Quhuo Technology held by me and all the carried interests (collectively, the “Equity”), if I die, lose civil capacity or fall under any other circumstances leading to my loss of the ability to fulfil my obligations under the Quhuo VIE Agreements, the Equity held by me and all the carried interests shall be transferred gratuitously and unconditionally to Beijing Quhuo Information Technology Co., Ltd. or any natural person or legal person designated by Beijing Quhuo Information Technology Co., Ltd. within the scope permitted by the laws of China, and all rights enjoyed and obligations assumed by me in Quhuo Technology shall continue to be enjoyed and assumed by the designated natural or legal person.

2.	Confirmations and undertakings on divorce

(1)	I confirm that the aforesaid Equity and all the carried interests are not the joint property of me and my spouse, and that my spouse does not own and cannot dispose of such property;

(2)	My exercising the right with respect to management and other voting matters of Quhuo Technology by holding the aforesaid Equity will not be affected by my spouse; and

(3)

In case of divorce between me and my spouse, I shall take all actions to ensure the performance of the Quhuo VIE Agreements. I undertake that I will not have any action or move that may contravene the purpose or intention of the Quhuo VIE Agreements.

3.	Confirmations and undertakings on conflicts of interest

(1)

I will not have any act or omission which may contravene the purpose or intention of the Quhuo VIE Agreements, thereby leading to or possibly leading to conflicts of interest with Beijing Quhuo Information Technology Co., Ltd. and/or QUHUO LIMITED and its subsidiaries.

(2)

If I have a conflict of interest with QUHUO LIMITED or its subsidiaries in the performance of the Quhuo VIE Agreements, I will safeguard the legitimate interests of Beijing Quhuo Information Technology Co., Ltd. under the Quhuo VIE Agreements and follow the instructions of QUHUO LIMITED.

This undertaking letter shall enter into force immediately upon signature by me and shall remain in force.

My spouse Lili Sun confirms the above contents.

I hereby make the above undertakings.

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(This is the signature page of the Shareholder Undertaking Letter)

Signature:	/s/ Zhen Ba
Zhen Ba

Date:	August 23, 2019